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Exhibit 10.61

FORM OF VOTING AGREEMENT

December , 2008

Inovio Biomedical Corporation
11494 Sorrento Valley Road
San Diego, CA 92121-1318

Ladies and Gentlemen:

        Inovio Biomedical Corporation ("Inovio"), Inovio Acquisition Corporation ("Submerger") and VGX Pharmaceuticals, Inc. ("VGX") have entered into an Amended and Restated Agreement and Plan of Merger dated as of December 5, 2008 (the "Agreement") whereby VGX will merge with and into Submerger (the "Merger") and stockholders of VGX will receive the Merger Consideration as set forth in the Agreement as of the closing date of the Merger. All defined terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

        A condition to Inovio's obligations under the Agreement is that I execute and deliver this Letter Agreement to Inovio.

        Intending to be legally bound hereby, and in consideration of the mutual promises and covenants provided in the Agreement, I irrevocably agree and represent as follows:

        (a)   I agree to (i) vote or cause to be voted for approval and adoption of the Agreement and the transactions contemplated thereby all shares of VGX common stock over which I have sole voting power, and (ii) use my commercially reasonable efforts to cause any shares of VGX common stock over which I share voting power to be voted for approval and adoption of the Agreement and the transactions contemplated thereby, at the meeting of the VGX stockholders to vote on approval and adoption of the Agreement and the transactions contemplated thereby, and any adjournments thereof (the "VGX Special Meeting"). I acknowledge that by making such agreement and voting in satisfaction of this section (a), I will not be entitled to exercise and therefore will be effectively waiving any rights of appraisal of such shares of VGX common stock that I may be entitled to with respect to such shares of VGX common stock under Section 262 of the General Corporation Law of Delaware.

        (b)   On or prior to the record date for the VGX Special Meeting, I agree (i) not to offer, sell, transfer or otherwise dispose of or encumber my right to exercise the voting power of any shares of VGX common stock over which I have sole dispositive power, and (ii) to use my commercially reasonable efforts to not permit the offer, sale, transfer or other disposition or encumbrance of my right, if any, to direct the voting of any shares of VGX common stock over which I have shared dispositive power, except to the extent that I may be permitted under law to make charitable gifts or as permitted by paragraph (g) hereof.

        (c)   I have beneficial ownership over the number of shares of VGX common stock, and hold stock options, warrants and convertible debt for the number of shares of VGX common stock, if any, set forth in Appendix A hereto. Beneficial ownership shall have the meaning assigned to it pursuant to Rule 13d-3 under the Securities Exchange Act of 1934. The terms of this Letter Agreement shall be binding upon all shares of VGX common stock reflected on Appendix A, and any shares of VGX common stock received upon exercise or conversion of the stock options, warrants and convertible debt reflected on Appendix A, held, of record or beneficially, as of the record date for the VGX Special Meeting.

        (d)   I represent that I have the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against me in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles. I represent that I have not previously granted or given any proxy with respect to the shares of VGX common stock I beneficially own as reflected on Appendix A and have the right and ability to vote such shares consistent with the terms and conditions of this Letter Agreement.

        (e)   I agree that VGX shall not be bound by any attempted sale of any shares of VGX common stock over which I have sole voting and dispositive power, and VGX's transfer agent shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement.

        (f)    I may transfer any or all of the shares of VGX common stock over which I have beneficial ownership to my spouse, ancestors or descendants; provided, however, that in any such case, prior to and as a condition to the effectiveness of such transfer, each person to which any of such shares or any interest in any of such shares is or may be transferred shall have executed and delivered to Inovio an agreement to be bound by the terms of this Letter Agreement. In addition, I may sell, transfer or assign shares of VGX common stock to the extent and on behalf of trusts or estates of which I am not a beneficiary in order to comply with fiduciary obligations or legal requirements.

        I am signing this Letter Agreement solely in my capacity as a stockholder of VGX and as a holder of options, warrants or convertible debt if I am such a holder, and not in any other capacity, such as a director or officer of VGX or as a fiduciary of any trusts in which I am not a beneficiary. Notwithstanding anything herein to the contrary: (a) I make no agreement or understanding herein in any capacity other than in my capacity as a beneficial owner of VGX common stock and (b) nothing herein shall be construed to limit or affect any action or inaction by me or any of my representatives, as applicable, serving on VGX's Board of Directors or as an officer of VGX, acting in my capacity as a director, officer or fiduciary of VGX or as fiduciary of any trust of which I am not a beneficiary.

        This Letter Agreement shall be effective upon acceptance by Inovio.

        This Letter Agreement shall terminate and be of no further force and effect concurrently with, and automatically upon, the earlier to occur of (a) the consummation of the Merger and (b) any termination of the Agreement in accordance with its terms, except that any such termination shall be without prejudice to Inovio's rights arising out of my willful breach of any covenant or representation contained herein.

        Each of the parties hereto recognizes and acknowledges that a breach of any of the covenants or agreements contained within this Letter Agreement will cause the other party to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach, the other party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive or other equitable relief in addition to any other applicable remedy, at law or in equity.

        All notices and other communications in connection with this Letter Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile, with confirmation, mailed by registered or certified mail, return receipt requested, or delivered by an express courier, with confirmation, to the parties at their addresses set forth on the signature page hereto.

        This Letter Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. This Letter Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Letter Agreement.

        This Letter Agreement and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof. I hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the Chancery or other Courts of the State of Delaware, in any action or proceeding arising out of or relating to this letter.

        This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

Date:
Very truly yours,
[Name]

Address:

Facsimile:

Acknowledged and Agreed:
INOVIO BIOMEDICAL CORPORATION
By:	Dr. Avtar Dhillon Chief Executive Officer

 Appendix A

        Number of Shares, and Shares Subject to Stock Options, Warrants and Convertible Debt, Held:

Shares:

This amount includes:
shares over which I have sole voting power
shares over which I have shared voting power
shares over which I have sole dispositive power
shares over which I have shared dispositive power

Options, Warrants and Convertible Debt:

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  Exhibit 10.61
Appendix A